Earnings Conference Call 4th Quarter & Year-End 2023 February 15, 2024 Exhibit 99.2

Forward-Looking Statements This presentation (and oral statements relating to this presentation) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical facts, that express or involve discussions of expectations, beliefs, plans, objectives, outlooks, assumptions, or future events or performance are forward-looking. Forward-looking statements are not guarantees of future performance, involve estimates, assumptions, risks, and uncertainties, and may differ materially from actual results, performance, or outcomes. Factors that may cause actual results or outcomes to differ materially from those contained in forward-looking statements include those listed in IDACORP, Inc.'s and Idaho Power Company's most recently filed periodic reports on Form 10-K and Form 10-Q, including (but not limited to) the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections, and in other reports the companies file with the U.S. Securities and Exchange Commission. Those factors also include the following, among others: • Decisions by state and federal regulators affecting Idaho Power's ability to recover costs and earn a return on investment; • Changes to or elimination of Idaho Power’s regulatory cost recovery mechanisms; • Ability to timely obtain permits and construct, and expenses and risks of capital expenditures for, utility infrastructure, including the impacts of inflation, price volatility, supply chain constraints, and supplier and contractor delays and failure to satisfy project quality and performance standards; • Impacts of economic conditions, including an inflationary or recessionary environment and increasing interest rates, on items such as operations and capital investments and changes in customer demand; • Power demand exceeding supply, and the rapid addition of new industrial and commercial customer load and the volatility of such new load demand, resulting in increased costs for purchasing energy and capacity in the market, if available, or acquiring or constructing additional generation and transmission resources and battery storage facilities; • Risks of operating an electric utility system, including compliance with regulatory obligations and potential liability for fires, outages, and personal injury or property damage; • Abnormal or severe weather conditions, wildfires, droughts, earthquakes, and other natural phenomena and natural disasters; • Ability to acquire fuel, power, equipment, and transmission capacity on reasonable terms and prices; • Impacts of current and future governmental regulation and ability to timely obtain, and the cost of obtaining and complying with, government permits and approvals, licenses, and rights-of-way and siting for transmission and generation projects; • Ability to obtain debt and equity financing when necessary and on satisfactory terms; and • Ability to continue to pay dividends and achieve target dividend-payout ratios, and contractual and regulatory restrictions on those dividends; and • Changing market dynamics due to the emergence of day ahead or other energy and transmission markets in the West. New factors emerge from time to time, and it is not possible for the companies to predict all such factors, nor can they assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law. 2

Presenting Today Lisa Grow IDACORP President & Chief Executive Officer Amy Shaw IDACORP Vice President of Finance, Compliance & Risk Brian Buckham IDACORP Senior Vice President, Chief Financial Officer & Treasurer 3

Earnings Performance Three months ended December 31 Year ended December 31 2023 2022 2023 2022 Net income (thousands) $ 31,259 $ 42,053 $ 261,195 $ 258,982 Weighted average common shares outstanding – diluted (thousands) 50,934 50,727 50,806 50,699 Diluted earnings per share $ 0.61 $ 0.83 $ 5.14 $ 5.11 4

16 Consecutive Years of EPS Growth(1) $1.86 $2.17 $2.68 $3.00 $3.43 $3.46 $3.64 $3.85 $3.87 $3.94 $4.21 $4.49 $4.61 $4.69 $4.85 $5.11 $5.14 $1.80 $2.20 $2.60 $3.00 $3.40 $3.80 $4.20 $4.60 $5.00 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 (1)Earnings per diluted share. 2008-2012 data adjusted for effect of a change in accounting method for IDACORP Financial Services affordable housing investment amortization. Earnings grew each of these years, even prior to the accounting method change. ~7% CAGR since 2007 5

Growth and Economic Expansion Moody’s GDP Growth Projections for Idaho Power’s Service Area: • 2024: 3.6% • 2025: 3.7% 6 2.4% (Year-over-year) Idaho Power Customer Growth 570,000 580,000 590,000 600,000 610,000 620,000 630,000 640,000 2019 2020 2021 2022 2023

• On December 28, 2023, the IPUC issued an order approving a settlement stipulation related to the Idaho general rate case filing • Rate increase effective January 1, 2024 • Idaho-jurisdiction retail revenue: – Annual net average increase of 4.25% ($54.7 million) – Establishes new level of power cost adjustment (PCA) base net power supply expense of $484.9 million – Transfers cost recovery to base rates – $168.3 million from current PCA rates and $3.5 million from the energy efficiency rider • Provides for a 9.6% ROE and a 7.247% authorized rate of return based on a non-specified cost of debt and capital structure, applied to an Idaho-jurisdiction retail rate base of ~$3.8 billion • Modifications to accumulated deferred investment tax credit (ADITC) and revenue support mechanism: – Establishes an Idaho-jurisdiction return on year-end equity of 9.12% for additional amortization of ADITCs and 9.6% revenue sharing threshold between Idaho Power and Idaho customers – Removes $25 million annual cap on accelerated amortization of ADITCs – Tax credits generated by the 2023 battery projects will be added to the existing mechanism • Idaho Power is not precluded from filing another general rate case in Idaho Idaho General Rate Case Settlement 7

• Filed with the OPUC on December 15, 2023 • Targeting rate increase October 15, 2024 • 19.28% overall average customer rate increase ($10.7 million in Oregon-Jurisdiction revenues) • Oregon retail rate base of ~$188.9 million • Requested ROE of 10.4%; 7.807% rate of return with a capital structure comprised of 51% equity and 49% debt • Since the last Oregon general rate case filed in 2011: – ~$69 million of net additional infrastructure investments – Only 1% O&M average annual growth – ~8% increase in customers General Rate Case Filed in Oregon 8

RFP Update(1)(2) 9 Resource Owned or Contracted 2023 Battery Storage Solar 120 MW Owned 40 MW PPA(3) 2024 Battery Storage Solar 96 MW Owned 100 MW PPA 2025 Battery Storage 77 MW Owned; 150 MW PPA 2026 TBD – Evaluating Bids TBD 2027 TBD – Evaluating Bids TBD (1)Distribution site battery storage is excluded. (2)Although not included in Idaho Power’s RFP process, solar PPA's for 200 MW and 125 MW are scheduled to come online in 2025 and 2026, respectively. Both projects have been allocated to customers as part of the Clean Energy Your Way (CEYW) program. (3)Allocated to customers as part of the CEYW program.

2023 Integrated Resource Plan Filed 10

BUILDING OUR FUTURE

High-Voltage Transmission Project Updates



- **Boardman-to-Hemingway**
  - Expected to break ground in 2024
  - OPUC and IPUC granted respective certificates of public convenience and necessity
  - Purchase, sale, and security agreement executed with Bonneville Power Administration (BPA) – Idaho Power's interest in Boardman-to-Hemingway increased to ~45%
  - Long-term transmission service commitment to BPA's customers across southern Idaho included in agreement
- **Gateway West**
  - Included in 2023 IRP
  - Idaho Power and PacifiCorp are coordinating construction and segment allocations

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2022 to 2023 IDACORP, Inc. Net Income (in millions and before related income tax impact unless otherwise noted) 12 Net Income – For the Year Ended December 31, 2022 $ 259.0 Increase (decrease) in Idaho Power net income: Customer growth, net of associated power supply costs and power cost adjustment mechanisms $ 15.7 Usage per retail customer, net of associated power supply costs and power cost adjustment mechanisms (31.3) Idaho fixed cost adjustment revenues 15.1 Retail revenues per megawatt-hour, net of associated power supply costs and power cost adjustment mechanisms 11.0 Transmission wheeling-related revenues (0.2) Other operations and maintenance expenses (0.5) Depreciation expense (25.3) Other changes in operating revenues and expenses, net 1.7 Decrease in Idaho Power operating income (13.8) Non-operating expense, net 4.7 Income tax expense 11.0 Total increase in Idaho Power net income 1.9 Other IDACORP changes (net of tax) 0.3 Net Income – For the Year Ended December 31, 2023 $ 261.2

Capital Expenditures Forecast(1) 2024 – 2028 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2024 2025 2026 2027 2028 $ M ill io n s Distribution ($130-$175M) Hydro ($80-$150M) Transmission ($140-$250M) General Plant ($60-$75M) Thermal ($10-$50M) High Voltage Transmission ($140-$230M) New capacity resources ($20-$200M) (1)As of February 15, 2024. This graphic is a representation of the 5-year capital expenditures forecast. See page 55 of IDACORP’s 2023 Form 10-K for a summary of project types included in the 5-year forecast. ~21% increase from previous 5-year forecast. 13 ~$387M actual per year average, previous 5 years ~106% increase ~$796M per year average forecast

$3.8B $4.2B $0.3B(2) $1.0B $1.2B $1.0B $0.5B(3) $0.7B $0.9B $3.5 $4.0 $4.5 $5.0 $5.5 $6.0 $6.5 $7.0 $7.5 $8.0 $8.5 2022 Rate Base (Prior Rate Base CAGR Base Year) 2023 2024 2025 2026 2027 2028 R at e B as e in $ B ill io n s 2023 2024 -2028 HCC Construction work in progress (CWIP) estimated year-end balance 14 Total System Rate Base Growth Forecast(1) (1) If the net balances of Idaho Power’s capital additions and retirements since the 2023 Settlement Stipulation and its forecasted capital additions and retirements were approved by its regulators to be included in base rates, Idaho Power’s total system rate base could reach approximately $7.0 billion by the end of 2028, the year through which Idaho Power currently forecasts capital expenditures. Idaho Power’s most recent rate case in its Idaho jurisdiction approved in 2023 provided for a return on a rate base of $3.8 billion, which excludes recovery of net rate base on coal-related assets related to North Valmy and Jim Bridger plants of approximately $0.2 billion, and rate base of approximately $0.2 billion in its Oregon jurisdiction subject to a general rate case currently filed with the OPUC with expected conclusion in 2024. The 2023 rate base amounts are adjusted in this graphic over time to reflect the ultimate decline in net rate base of coal-related assets. Coal related rate base may be fully collected by the end of 2028 and 2030, respectively, through separate regulatory orders. (2) Hells Canyon Complex (HCC) relicensing costs becoming eligible for rate base is subject to the Federal Energy Regulatory Commission’s granting of a new operating license, which Idaho Power believes will occur in 2025 or thereafter. Estimated to be approximately $0.3 billion of rate base in 2025 for illustration purposes. (3) Boardman-to-Hemingway transmission line, estimated to be approximately $0.7 billion of rate base, transferred from CWIP in 2026 for illustrative purposes. 10.8% CAGR 2024-2028* *5-Year Forecasted Rate Base Growth (10.8% CAGR) ~$3.0B

IDACORP(1) Idaho Power Revolving Credit Facility – Expires December 2028(2) $ 100.0 $ 400.0 Commercial Paper Outstanding – – Identified for Other Use(3) – (19.9) Total $ 100.0 $ 380.1 Operating Cash Flows and Liquidity 9 Cash Flows (millions) Year Ended December 31 IDACORP 2023 2022 Net Cash Provided by Operating Activities $ 267.0 $ 351.3 Liquidity (millions) As of December 31, 2023 (1) Holding company only. (2) On December 8, 2023, IDACORP and Idaho Power replaced their existing facilities with $100 million and $400 million facilities, respectively, that expire on December 8, 2028. (3) American Falls Bonds that Idaho Power could be required to purchase prior to maturity under the optional or mandatory purchase provisions of the bonds, if the remarketing agent for the bonds were unable to sell the bonds to third parties. 15

BUILDING OUR FUTURE

2024 Earnings Per Share Guidance and Estimated Key Operating Metrics

	2024 Estimate[1]	2023 Actual[2]
IDACORP Diluted Earnings Per Share Guidance	\$ 5.25 – \$ 5.45	\$ 5.14
Idaho Power Additional Amortization of Accumulated Deferred Investment Tax Credits (millions)	\$ 35 – \$ 60[3]	None
Idaho Power Operations & Maintenance Expense (millions)	\$ 440 – \$ 450[4]	\$ 400
Idaho Power Capital Expenditures, Excluding Allowance for Funds Used During Construction (millions)	\$ 925 – \$ 975	\$ 734
Idaho Power Hydropower Generation (millions Megawatt-hours)	5.5 – 7.5	6.5

(1) As of February 15, 2024. Assumes normal weather and normal power supply expenses during 2024.
(2) On an accrual basis.
(3) Approximately \$25 million of additional amortization of accumulated deferred investment tax credits (ADITCs) relates to amortization of incremental tax credits generated from Idaho Power's investment in 2023 battery storage projects, as contemplated in the settlement stipulation for the Idaho general rate case (2023 Settlement Stipulation), effective January 1, 2024. The 2023 Settlement Stipulation removed the existing \$25 million annual cap on the amount of accelerated amortization of ADITCs.
(4) Approximately \$40 million of O&M expense relates to amortization of pension and wildfire mitigation plan regulatory assets, approved for recovery in the 2023 Settlement Stipulation effective January 1, 2024. The increased O&M expense is expected to be offset by collection through tariff-based retail revenues.

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Contact Information Amy I. Shaw Vice President of Finance, Compliance & Risk (208) 388-5611 AShaw@idahopower.com Investors & Analysts Jordan Rodriguez Corporate Communications (208) 388-2460 JRodriguez@idahopower.com Media 17